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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 30, 1998 accompanying the consolidated financial statements of Alrenco, Inc. and subsidiaries, after restatement for the 1998 pooling of interests with RTO, Inc. included in the Quarterly Report of Alrenco, Inc. on Form 10-Q for the quarter ended March 31, 1998. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and the use of our name as it appears under the caption "Experts."


                                    GRANT THORNTON LLP


Dallas, Texas
May 12, 1998



                                  Ex. 23.2 -- 1